SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

        Date of Report (Date of earliest event reported): December 3, 2004

                               AEROCENTURY CORP.
             (Exact name of Registrant as specified in its charter)

DELAWARE                                                  94-3263974
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                          1440 Chapin Avenue, Suite 310
                              Burlingame, CA 94010
               (Address of principal executive offices) (Zip Code)

                                  650-340-1888
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01:  Entry into a Material Definitive Agreement

The information required by Item 1.01 is set forth in Item 2.01 below, which is incorporated herein by reference.

Item 2.01:  Completion of Acquisition or Disposition of Assets

On December 3, 2004, AeroCentury Corp. (the "Company") completed the acquisition of two deHavilland DHC-8-311 aircraft from UNI Airways Corporation for $11,000,000 in cash pursuant to two Aircraft Sale and Purchase Agreements. The aircraft will be leased back to UNI Airways Corporation pursuant to contemporaneously executed lease agreements. UNI Airways Corporation is a lessee of two other aircraft from the Company. Other than the sale/leaseback transactions and the leases of other aircraft, there exists no material relationship between UNI Airways Corporation and the Company, its affiliates or any of the Company's directors and officers and the terms of the acquisition were negotiated on an arms-length basis.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December 3, 2004

AEROCENTURY CORP.

By: /s/ Toni M. Perazzo

Toni M. Perazzo
Sr. Vice President & Chief Financial Officer